Exhibit 21.01

UFP Technologies, Inc. wholly owns the following companies:

1.	Advant Medical Limited, a private limited company incorporated under the laws of Ireland, and its wholly-owned subsidiary:

a.	Munlu Leighis Advant Teoranta, a private limited company incorporated under the laws of Ireland

2.	Advant Costa Rica Limitada, incorporated under the laws of Costa Rica

3.	Advant Medical Inc., a Delaware corporation

4.	Simco Industries, Inc., a Michigan company

5.	Dielectrics, Inc., a Massachusetts company

6.	Contech Medical, Inc., a Rhode Island company

7.	DAS Medical Holdings, LLC, a Georgia limited liability company, and its wholly-owned subsidiaries:
a.	Sterimed, LLC, a Georgia limited liability company
b.	One Degree Medical Holdings, LLC, a Georgia limited liability company
c.	DAS Medical Corporation, a Delaware company, and its wholly-owned subsidiary:
i.	DAS Medical International, S.R.L., a Dominican Republic company

8.	Marble Medical, Inc., a Florida company

9.	Welch Fluorocarbon, Inc., a New Hampshire company

10.	AJR Enterprises, LLC, a Delaware limited liability company, and its wholly-owned subsidiary:
a.	AJR Dominican, LLC, an Illinois limited liability company, and its 1% owned subsidiary:
i.	AJR International, S.R.L., a Dominican Republic company (99% owned by AJR Enterprises, LLC)

11.

RCP2 Mullaghboy Ltd. (RCP2), a private limited liability company incorporated under the laws of Ireland. RCP2 is a holding company that owns 33% of Mullaghboy Manufacturing Holdings, Ltd (“MMHL”), a private limited liability company incorporated under the laws of Ireland. UFP owns the remaining 67% of MMHL.

12.	MMHL, is a holding company with a wholly-owned subsidiary:
a.	AQF Limited, a private limited company incorporated under the laws of Ireland, and its wholly-owned subsidiary:
i.	Adflex PTE Ltd., a private limited company incorporated under the laws of Singapore, and its 50% owned subsidiary:
1.	AQF Asia PTE Ltd., a private limited company incorporated under the laws of Singapore, and its 92% owned subsidiary:
a.	AQF Asia Sdn Bhd., a private registered trading entity organized under the laws of Malaysia

13.	UFP Realty LLC, a Massachusetts limited liability company, and its wholly-owned subsidiaries:
a.	UFPT MA, LLC, a Massachusetts limited liability company
b.	UFP CO, LLC, a Colorado limited liability company
c.	UFP FL, LLC, a Florida limited liability company
d.	UFP TX, LLC, a Texas limited liability company
e.	UFP MI, LLC, a Michigan limited liability company
f.	UFP IA, LLC, an Iowa limited liability company
g.	UFP NH, LLC, a New Hampshire limited liability company